UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

PennyMac Financial Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35916	80-0882793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3043 Townsgate Road Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stockholder Approval of the Reorganization Transaction

On October 24, 2018, PennyMac Financial Services, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) in Westlake Village, California at which Class A and Class B common stockholders of record as of the close of business on September 7, 2018 (the “Record Date”) were entitled to vote.  The purpose of the Special Meeting was to approve the Reorganization Proposal and Adjournment Proposal, as described in the joint proxy statement and prospectus dated September 18, 2018 and furnished to stockholders for the Special Meeting.

As of the Record Date, approximately 25.2 million shares of Class A common stock, 45 shares of Class B common stock and 77.5 million Class A units of Private National Mortgage Acceptance Company, LLC (“PNMAC”) were outstanding.  As of the Record Date, each holder of Class A units of PNMAC, other than the Company, held one share of Class B common stock.  As of the Record Date and for the Special Meeting, each holder of Class A common stock was entitled to one vote per share of Class A common stock held by them and each holder of Class B common stock was entitled to a number of votes that was equal to the aggregate number of Class A units of PNMAC held by such holder, without regard to the number of shares of Class B common stock held by them.  At the Special Meeting, holders of Class A common stock and Class B common stock voted together as a single class and the total number of eligible votes was 77,454,925, of which 70,042,403 votes, or 90.42%, were present in person or by proxy and constituted a quorum.

The final results for each of the matters submitted to a vote at the Special Meeting were as follows:

Reorganization Proposal: The proposal to adopt and approve a Contribution Agreement and Plan of Merger, as amended from time to time, that will create a new holding company above the Company and simplify its overall corporate structure was approved by stockholders (representing at least a majority of the voting power of all the issued and outstanding shares of common stock of the Company):

For	Against	Abstain
69,908,684	45,430	88,289

Adjournment Proposal: The proposal to approve, if necessary or appropriate, the adjournment of the Special Meeting, including to solicit additional proxies in favor of the Reorganization Proposal, was approved by stockholders (representing at least a majority of the votes cast at the Special Meeting, with a quorum being present):

For	Against	Abstain
65,612,576	4,423,530	6,297

Adjournment of the Special Meeting was not necessary because the Reorganization Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018	PENNYMAC FINANCIAL SERVICES, INC.

	By:	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer